Exhibit 99.906 CERT

Certification Under Section 906

Of the Sarbanes-Oxley Act Of 2002

Barry S. McInerney, President and Chief Executive Officer of MGI Funds (the “Registrant”), certifies to the best of his knowledge that:

1.               The Registrant’s periodic report on Form N-CSR for the year ended March 31, 2006 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.               The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Form N-CSR.

/s/ Barry S. McInerney
Barry S. McInerney
President and Chief Executive Officer
MGI Funds

Date:	June 7, 2006

This certification is being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C Section 1350 and is not being filed as part of the Form N-CSR with the Commission or as a separate disclosure document.